Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated June 15, 2004, accompanying the financial statements of Transnational Financial Network, Inc. included in the Company's Form 10-KSB for the years ended April 30, 2004 and 2003. We hereby consent to the incorporation by reference of said report in the Company's Registration Statement on Form S-8 (File No 333-75914).


/s/ Burr, Pilger & Mayer, LLP

San Francisco, California

July 15, 2004